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                                                                   Exhibit 17(a)

           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

           *Please fold and detach card at perforation before mailing*

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
SMITH BARNEY ALLOCATION SERIES INC. -
GLOBAL PORTFOLIO SPECIAL MEETING OF SHAREHOLDERS:
JULY 14, 2004 AT -- [A.M./P.M.]                              PROXY SOLICITED BY THE BOARD OF DIRECTORS
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     The undersigned holder of shares of Global Portfolio (the "Acquired Fund"), a series of Smith Barney Allocation Series Inc. (the "Corporation"), hereby appoints R. Jay Gerken, Robert I. Frenkel and Barbara J. Allen attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at the Citigroup Center, 153 East 53 Street, 14th Floor, New York, New York 10022
at _:__ [A.M./P.M.], and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and
Prospectus/Proxy Statement dated May 17, 2004 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or adjournment thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one)
shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                  PLEASE SIGN, DATE AND RETURN PROMPTLY
                                     IN THE ENCLOSED ENVELOPE

                                  Date:____________________________________

                                  Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

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                                  Signature(s) Title(s), if applicable

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            Please fold and detach card at perforation before mailing


     Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

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
                                                                                  FOR       AGAINST     ABSTAIN
1.   To approve the Corporation's Plan of Reorganization providing for (i) the    [_]         [_]         [_]
     acquisition of all of the assets and liabilities of the Global Portfolio
     (the "Acquired Fund") by the High Growth Portfolio (the "Acquiring Fund"),
     also a series of the Corporation, (ii) the amendment of the Corporation's
     Charter reclassifying all Class A, Class B, Class C, Class Y and Class Z
     shares of the Acquired Fund as Class A, Class B, Class C and Class Y and
     Class Z shares of the Acquiring Fund, and (iii) the accomplishment of the reclassification by the issuance of Class A, Class B or Class C shares, as applicable, of the Acquiring Fund to shareholders of the Acquired Fund.

2. To transact any other business which may properly come before the Special Meeting or any adjournment thereof.
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     NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.